UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

UNITY BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

UNITY BANCORP, INC.
64 Old Highway 22
Clinton, New Jersey 08809

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders (the “Annual Meeting”) of Unity Bancorp, Inc. (the “Company”) to be held on April 27, 2006 at 3:00 p.m. at the Grand Colonial Restaurant, Route 173 West, Clinton, New Jersey. At the Annual Meeting, shareholders will be asked to consider and vote upon:

1.         The election of the three (3) nominees listed in the attached proxy statement to serve on the Board of Directors for the terms set forth therein for each nominee;

2.         Approval of the 2006 Stock Option Plan;

3.         Such other business as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

The space is limited for the Annual Meeting. If you plan on attending the Annual Meeting, please mark the appropriate box on the proxy card so we can reserve enough space to accommodate all attendees.

Your cooperation is appreciated since a majority of the outstanding shares of Common Stock of the Company must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. Whether or not you expect to attend, please sign, date and return the enclosed proxy card promptly in the postage-paid envelope provided so that your shares of Company Common Stock will be represented. In addition, please be kind enough to note on the proxy card whether or not you intend to be present at the Annual Meeting.

On behalf of the Board of Directors and all of the employees of the Company, I thank you for your continued interest and support.

Sincerely yours,

DAVID D. DALLAS
Chairman of the Board

UNITY BANCORP, INC.
64 Old Highway 22
Clinton, New Jersey 08809

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 27, 2006

Notice is hereby given that the 2006 Annual Meeting of Shareholders (the “Annual Meeting”) of Unity Bancorp, Inc. (the “Company”) will be held at the Grand Colonial Restaurant, Route 173 West, Clinton, New Jersey, on April 27, 2006 at 3:00 p.m., for the purpose of considering and voting upon the following matters:

1.       The election of directors to serve as directors of the Company for the terms set forth in the accompanying proxy statement;

2.       Approval of the 2006 Stock Option Plan;

3.       Such other business as may properly come before the Annual Meeting and at any adjournments thereof, including whether or not to adjourn the Annual Meeting.

Shareholders of record at the close of business on March 10, 2006, are entitled to notice of, and to vote at, the Annual Meeting. If you plan on attending the Annual Meeting, please mark the appropriate box on the proxy card so we can reserve enough space to accommodate all attendees.

All shareholders are cordially invited to attend the Annual Meeting. Whether or not you contemplate attending the Annual Meeting, please execute the enclosed proxy and return it to the Company. You may revoke your proxy at any time prior to the exercise of the proxy by delivering to the Company a later-dated proxy or by delivering a written notice of revocation to the Company. A return envelope, which does not require postage if mailed in the United States, is enclosed for your convenience.

By Order of the Board of Directors

DAVID D. DALLAS
Chairman of the Board

March 24, 2006
Clinton, new Jersey

UNITY BANCORP, INC.
64 Old Highway 22
Clinton, New Jersey 08809

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 27, 2006

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Unity Bancorp, Inc. (the “Company”) of proxies to be voted at the Company’s 2006 Annual Meeting of Shareholders (the “Annual Meeting”) to be held on April 27, 2006, and at any meeting following postponement or adjournment of the Annual Meeting.

You are cordially invited to attend the Annual Meeting, which will begin at 3:00 p.m. local time. The Annual Meeting will be held at the Grand Colonial Restaurant, Route 173 West, Clinton, New Jersey. Shareholders will be admitted beginning at 2:45 p.m. local time. (Directions:  Route 78 West to Exit 12 to end of ramp, turn left onto Route 173 West and proceed to restaurant on right; or Route 78 East to Exit 11 to end of ramp, turn left on Route 614, continue on Route 173 and proceed to restaurant.)

The Company is first mailing this proxy statement and proxy card (including voting instructions) on or about March 24, 2006, to persons who were Unity Bancorp shareholders at the close of business on March 10, 2006, the record date for the Annual Meeting.

PROXIES AND VOTING PROCEDURES

Who Can Vote?

You are entitled to vote at the Annual Meeting all shares of the Company’s common stock, no par value per share (the “Common Stock”), that you held as of the close of business on the record date. Each share of Common Stock is entitled to one vote with respect to each matter properly brought before the Annual Meeting.

On February 15, 2006, there were 6,263,804 shares of Common Stock outstanding.

In accordance with New Jersey law, a list of shareholders entitled to vote at the meeting will be available at the Annual Meeting.

Who Is the Record Holder?

You may own Common Stock either (1) directly in your name, in which case you are the record holder of such shares, or (2) indirectly through a broker, bank or other nominee, in which case such nominee is the record holder.

If your shares of Common Stock are registered directly in your name, the Company is sending these proxy materials directly to you. If the record holder of your shares of Common Stock is a nominee, you will receive proxy materials from such record holder.

How Do I Vote?

Record Holders:

•                    By Mail. If you choose to vote by mail, mark your proxy, date and sign it, and return it in the postage-paid envelope provided. Your vote by mail must be received by the close of voting at the Annual Meeting on April 27, 2006.

•                    By Attending the Annual Meeting. If you attend the Annual Meeting, you can vote your shares of Common Stock in person.

Stock Held by Brokers, Banks and Nominees:

If your Common Stock is held by a broker, bank or other nominee, you will receive instructions from them that you must follow in order to have your shares voted.

If you plan to attend the Annual Meeting and vote in person, you will need to contact the broker, bank or other nominee to obtain evidence of your ownership of Common Stock on March 10, 2006.

The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person.

How Many Votes Are Required?

A quorum is required to transact business at the Annual Meeting. The Company will have a quorum and be able to conduct the business of the Annual Meeting if the holders of a majority of the shares of Common Stock entitled to vote are present at the Annual Meeting, either in person or by proxy.

If a quorum is present, with regard to Proposal 1, a plurality of votes cast at the Annual Meeting is required to elect Directors. Thus, a Director may be elected even if the Director receives less than a majority of the shares of Common Stock represented at the Annual Meeting. Proxies cannot be voted for a greater number of nominees than are named in this Proxy Statement.

With regard to Proposal 2, the affirmative vote of a majority of the shares voting at the Annual Meeting is required for approval of the 2006 Stock Option Plan.

How Are Votes Counted?

All shares that have been properly voted, and not revoked, will be voted at the Annual Meeting in accordance with the instructions given. If you sign and return your proxy card, but do not specify how you wish your shares to be voted, your shares represented by that proxy will be voted “for” the nominees for Director, for approval of the 2006 Stock Option Plan and as recommended by the Board of Directors on any other business to be conducted at the Annual Meeting. The Board is not aware of any other business to be conducted at the Annual Meeting.

Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters to be acted upon at the Annual Meeting, will be treated as present for purposes of determining whether a quorum is present at the Annual Meeting. However, any shares not voted as a result of a marked abstention or a broker non-vote will not be counted as votes for or against a particular matter. Accordingly, marked abstentions and broker non-votes will have no effect on the outcome of a vote.

How Can I Revoke My Proxy or Change My Vote?

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting in person at the Annual Meeting.

Who Will Pay the Expenses of Proxy Distribution?

The Company will pay the expenses of the preparation of the proxy materials and the solicitation of proxies. Proxies may be solicited on behalf of the Company by Directors, officers or employees of the Company, who will receive no additional compensation for soliciting, in person or by telephone, e-mail or facsimile or other electronic means. In accordance with the regulations of the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. (“NASD”), the Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Common Stock.

PROPOSAL 1—ELECTION OF DIRECTORS

In accordance with the Certificate of Incorporation and the Bylaws of the Company, the Board of Directors shall consist of not less than one (1), nor more than fifteen (15) Directors. The Board of Directors of the Company currently has nine (9) members. The Board of Directors is divided into three classes. One class is elected each year for a term of three years.

Three (3) Directors will be elected at this Annual Meeting to serve for a three-year term expiring at the Company’s Annual Meeting in 2009. The Board has nominated Frank Ali, Dr. Mark S. Brody and Charles S. Loring to fill these positions. Each of the nominees is a current member of the Company’s Board of Directors.

The following tables set forth, as of the record date, the names of the nominees and the names of those directors whose terms continue beyond the Annual Meeting and their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Company and the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire.

The persons named in the enclosed proxy card will vote such proxy “for” the election of each of the nominees named above unless you indicate that your vote should be withheld. If elected, each nominee will continue in office until his successor has been duly elected and qualified, or until the earliest of his death, resignation, retirement or removal. Each of the nominees has indicated to the Company that he or she will serve if elected. The Company does not anticipate that any of the nominees will be unable to stand for election, but if that happens, your proxy will be voted in favor of another person nominated by the Board.

The Board of Directors has nominated and recommends a vote FOR the election of  Frank Ali, Dr. Mark S. Brody and Charles S. Loring.

Information with Respect to the Nominees and Continuing Directors

The following tables set forth, as of the Record Date, the names of the nominees and the names of those directors whose terms continue beyond the Annual Meeting and their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each, the year in which each became a director of the Company and the year in which their terms (or in the case of the nominees, their proposed terms) as director of the Company expire.

Table I— Nominees for 2006 Annual Meeting

Name, Age and Position with Company(1)	Principal Occupation During Past Five Years	Director Since(2) Expires	Proposed Term

Frank Ali, 73	Entrepreneur and Real Estate	2002	2009
Director	Developer,

Dr. Mark S. Brody, 53	V.P. Planned Financial Programs, Inc.;	2002	2009
Director Proprietor of Financial Planning Analysts;	NY State Licensed Physician

Charles S. Loring, 64	Owner, Charles S. Loring,	1990	2009
Director	Certified Public Accountant

Table II—Directors of the Company Whose Terms Continue Beyond this Annual Meeting

Name, Age and Position	Principal Occupation During	Director	Term
with Company(1)	Past Five Years	Since(2)	Expires

Wayne Courtright, 59	Retired, Executive and Chief Credit	2004	2008
Director	Officer, Community Bank of NJ,
	Garden State Bank and
	National Community Bank

David D. Dallas(3), 52	Chairman of the Company and the	1990	2008
Chairman	Bank; Chief Executive Officer of Dallas
	Group of America, Inc. (Chemicals)

Robert H. Dallas(3), II, 59	President of Dallas Group of America,	1990	2008
Director	Inc. (Chemicals)

Peter Maricondo, 59	Acting CEO, NJ Schools Construction	2004	2008
Director	Corp.

James A. Hughes, 47	President and CEO of the Company	2002	2007
President, CEO and Director	and the Bank

Allen Tucker, 79	President, Tucker Enterprises	1995	2007
Vice-Chairman	Real Estate Builder and Investor

(1)      Each director of the Company is also a director of the Bank.

(2)      Includes prior service on the Board of Directors of the Bank.

(3)      David D. Dallas and Robert H. Dallas II are brothers.
No Director of the Company is also a Director of any other company registered pursuant to Section 12 of the Securities Exchange Act of 1934 or any company registered as an investment company under the Investment Company Act of 1940.

GOVERNANCE OF THE COMPANY

Meetings of the Board of Directors and Committee Meetings

During the fiscal year ended December 31, 2005, the Board of Directors of the Company held twelve (12) meetings. During the fiscal year ended December 31, 2005, no director attended fewer than 75% of the aggregate of (i) the meetings of the Board of Directors, and (ii) meetings of the Committees of the Board of Directors on which such director served. The Board of Directors has determined that each of the following Directors of the Company is “independent,” for Audit Committee purposes, within the meaning of the NASDAQ’s listing standards:  Frank Ali, Dr. Mark S. Brody, Wayne Courtright, Peter E. Maricondo, Charles S. Loring and Allen Tucker, constituting a majority of the Board. The Company’s policy is to require all Directors to attend annual meetings of shareholders absent extenuating circumstances. All of the Company’s Directors attended the Company’s 2005 Annual Meeting of Shareholders.

Audit Committee

The Company maintained an Audit Committee of the Board of Directors, which consisted of Messrs. Brody, Courtright, Loring, and Maricondo, during the fiscal year ended December 31, 2005. The Audit Committee met eight (8) times in 2005. All Directors, who serve on the Audit Committee, are “independent” under the heightened NASDAQ listing standards and Securities and Exchange Commissions rules applicable to audit committees. The Board has determined that Messrs. Maricondo, Loring and Brody are considered “audit committee financial experts” as defined in Item 401(h) of Securities and Exchange Commission Regulation S-K and have the financial sophistication and experience required by NASDAQ listing standards.

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Board has adopted a written charter setting forth the functions of the Audit Committee. The functions of the Audit Committee are to: (i) monitor the integrity of the Company’s financial reporting process and systems of internal controls; (ii) monitor the independence and performance of the Company’s external audit and internal auditing functions; (iii) provide avenues of communication among the external and internal auditors and the Board of Directors; (iv) review and monitor compliance with the Company’s Bank Secrecy Act (BSA) policy procedures and practices; and (v) review and monitor compliance with the Company’s policies, procedures and practices. The Audit Committee reviews this charter annually in order to assure compliance with current SEC and NASDAQ rulemaking and to assure that the Audit Committee’s functions and procedures are appropriately defined and implemented. Pursuant to this review, the Audit Committee Charter was amended and restated as of February 16, 2006. A copy of the Charter as so amended and restated is attached as Exhibit B to this Proxy Statement.

The Audit Committee also reviews and evaluates the recommendations of the independent certified public accountant, receives all reports of examination of the Company and the Bank by regulatory agencies, analyzes such regulatory reports, and informs the Board of the results of their analysis of the regulatory reports. In addition, the Audit Committee receives reports directly from the Company’s internal auditors and recommends any action to be taken in connection therewith.

H/R Compensation Committee

The H/R Compensation Committee consisted of Chairman Mark S. Brody and Directors Frank Ali and Wayne Courtright during the fiscal year ended December 31, 2005. The H/R Compensation Committee met three (3) times in 2005. As of the date hereof, all Directors who serve on the H/R Compensation Committee are “independent” for purposes of NASDAQ listing standards.

The H/R Compensation Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibilities with respect to human resources issues, policies relating to human resources and compensation of employees, including executive compensation. The H/R Compensation Committee performs functions that include monitoring human resources and compensation issues and practices both internally and in the marketplace, conducting surveys and studies as to these issues, keeping abreast of current developments in the relevant fields, developing compensation ranges/grades, human resources policies and employment manual updates. Based on the results of its activities, the H/R Compensation Committee makes recommendations to the Board as to matters of compensation and human resources. The H/R Compensation Committee is not authorized to make final decisions as to these matters; rather, the Board of Directors makes all final determinations regarding compensation and human resources matters, and takes into account, but is not required to follow, the recommendations of the H/R Compensation Committee. All decisions regarding compensation of executive officers of the Company are made by a majority of independent Directors in accordance with NASDAQ listing standards.

The Company does not maintain a separate Nominating Committee. The full Board of Directors, which is comprised of a majority of independent directors within the meaning of the NASDAQ listing standards, performs the functions and fulfills the role of a nominating committee. In accordance with NASDAQ listing standards, each nominee selected by the Board must be approved by a majority of the independent Directors. The Company does not believe that a nominating committee is needed in light of the foregoing approval requirement and the fact that the Board consists largely of independent Directors. Although the Board has not adopted a formal written charter relating to its nominating procedures, it has adopted a resolution regarding the nomination process. The Board of Directors carefully considers all director candidates recommended by the Company’s stockholders, and the Board does not and will not evaluate such candidate recommendations any differently from the way it evaluates other candidates. In its evaluation of each proposed candidate, the Board considers many factors including, without limitation, the individual’s experience, character, demonstrations of judgment and ability, and financial and other special expertise. The Board is also authorized to obtain the assistance of an independent third party to complete the process of finding, evaluating and selecting suitable candidates for director. Candidates must be at least 30 years old. Any shareholder who wishes to recommend an individual as a nominee for election to the Board of Directors should submit such recommendation in writing to the Corporate Secretary of the Company, together with information regarding the experience, education and general background of the individual and a statement as to why the shareholder believes such individual to be an appropriate candidate for Director of the Company. Such recommendation should be provided to the Company no later than the deadline for submission of shareholder proposals with respect to the annual meeting at which such candidate, if nominated by the Board, would be proposed for election.

Communications with the Board of Directors

The Company encourages shareholder communications with the Board of Directors, but does not have a formal process. All such communications should be directed to the Chief Executive Officer of the Company, who will circulate them to the other members of the Board. The Board does not screen shareholder communications.

Compensation of Directors

Directors of the Company do not receive cash compensation for their service on the Company’s Board of Directors. However, Directors do receive cash compensation for their service on the Board of Directors of the Bank. Directors receive $600 for attendance at each Bank Board of Directors’ meeting, and between $200 and $500 for attendance at each Bank Committee meeting. The Bank has established a deferred compensation plan permitting directors to defer receipt of these fees, while also deferring tax liabilities on the payments and earnings thereon. In addition, the Directors are eligible to participate in the Company’s stock bonus and stock option plans. During 2005,  the Company’s non employee Board of Directors received grants of 1,000 shares each of Restricted Stock under the Company’s 2004 Restricted Stock Plan.

Code of Ethics

The Company has adopted a Code of Ethics in accordance with SEC regulations, applicable to the Company’s Chief Executive Officer, Chief Operating Officer, senior financial officers and the Board of Directors.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Auditors for Fiscal 2006

The Company’s independent registered public accounting firm for the fiscal year ended December 31, 2005, was KPMG LLP. The Company’s Audit Committee has appointed KPMG LLP to continue as independent registered public accounting firm for the Bank and the Company for the year ending December 31, 2006. Representatives of KPMG LLP are expected to be present at the Annual Meeting and shall have an opportunity to make a statement if they desire to do so and shall be available to respond to appropriate questions.

Fees Paid to the Company’s Independent Registered Public Accounting Firm during Fiscal Years 2005 and 2004.

Audit Fees

The Company was billed the aggregate amount of $125,000 for fiscal year ended December 31, 2005, for professional services rendered by KPMG LLP for its audit of the Company’s Financial Statements for 2005 and review of the financial statements included in the Company’s Forms 10-Q during 2005. The Company was billed the aggregate amount of $125,000 for fiscal year ended December 31, 2004, for professional services rendered by KPMG LLP for its audit of the Company’s Financial Statements for 2004 and review of the financial statements included in the Company’s Forms 10-Q during 2004.

All Other Fees

In addition to the fees set forth above under Audit Fees, the Company was billed $4,500 for professional services related to Securities and Exchange Act filings of the Company in fiscal year 2004. There were no other fees billed in 2005, for audit related services, tax services or otherwise.

The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of KPMG LLP.

Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee generally pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. The Audit Committee has approved an exception to this pre-approval policy, allowing management to engage the Company’s independent auditor to provide permissible non-audit services, provided that the total cost of such services, in the aggregate, does not exceed $10,000 in any year. Management will then report the engagement to the Audit Committee at its next meeting. All audit and permissible non-audit services provided by KPMG LLP to the Corporation for the fiscal years ended 2005 and 2004 were approved by the Audit Committee.

Report of the Audit Committee

The Audit Committee meets at least four times per year to consider the adequacy of the Company’s financial controls and the objectivity of its financial reporting. The Audit Committee meets with the Company’s independent registered public accounting firm and the Company’s internal auditors, who have unrestricted access to the Audit Committee.

Management of the Company has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The independent registered public accounting firm audits the financial statements prepared by management, expresses an opinion as to whether those financial statements fairly represent the financial position, results of operations, and cash flows of the Company in conformity with generally accepted accounting principles and discusses with the Audit Committee any issues they believe should be raised with the Committee.

In connection with this year’s financial statements, the Audit Committee has reviewed and discussed the Company’s audited financial statements with the Company’s officers and KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received the written disclosures and letters from KPMG LLP that are required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with representatives of KPMG LLP their independence.

Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, for filing with the U.S. Securities and Exchange Commission.

Peter E. Maricondo, Chairman
Dr. Mark S. Brody
Wayne Courtright
Charles S. Loring

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following tables set forth, as of February 15, 2006, certain information concerning the ownership of shares of Common Stock by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the issued and outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each named executive officer described in this Proxy Statement under the caption “Executive Compensation,” and (iv) all directors and executive officers of the Company as a group.

Name and Position With Company(1)	Number of Shares Beneficially Owned (2)		Percent of Class

Frank Ali, Director	43,287	(3)	0.69%

Mark S. Brody, Director	471,097	(4)	7.50%

Wayne Courtright, Director	67,454	(5)	1.08%

David D. Dallas, Chairman	888,366	(6)	14.06%

Robert H. Dallas, II, Director	859,717	(7)	13.61%

Charles S. Loring, Director	230,415	(8)	3.65%

Peter Maricondo	2,854	(9)	0.05%

Allen Tucker, Director	229,866	(10)	3.64%

Alan J. Bedner, Exec. V.P. and Chief Financial Officer	19,954	(11)	0.32%

Michael F. Downes, Exec. V.P. and Chief Lending Officer	92,961	(12)	1.47%

James A. Hughes, President and Director	86,764	(13)	1.37%

John J. Kauchak, Exec. V.P. and Chief Operating Officer	89,932	(14)	1.42%

Kelly A. Stashko, Exec. V.P. and Chief Information Officer	17,673	(15)	0.28%

Directors and Executive Officers of the Company as a Group (13 persons)	2,420,987	(16)	35.78%

5% Shareholders:

Wellington Management Company, LLP	395,305	(17)	5.50%

The Banc Funds Company, LLC	343,841	(18)	5.50%

(1)             The address for Wellington Management Company is 75 State Street, Boston, MA, 02109. The address for Banc Funds Company, LLP, is 208 S. LaSalle Street, Chicago, IL, 60604. The address for all other listed persons is c/o Unity Bank, 64 Old Highway 22, Clinton, New Jersey, 08809.

(2)             Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares owned (i) by a spouse, minor children or relatives sharing the same home, (ii) by entities owned or controlled by the named person, and (iii) by other persons if the named person has the right to acquire such shares within sixty (60) days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(3)             Includes 9,261 shares in Mr. Ali’s own name and 10,358 shares held jointly with his spouse. Also includes 22,668 shares issuable upon the exercise of immediately exercisable options. Also includes 1,000 shares of Restricted Stock granted on December 30, 2005 and payable in 250 share increments over four (4) years commencing January 3, 2007.

(4)             Includes 17,141 shares held jointly with his spouse. Also includes 51,339 shares registered to Financial Planning Analysts and owned by Dr. Brody, 1,365 shares in Dr. Brody’s own name, and 382,650 shares held in a master account at Financial Planning Analysts over which Dr. Brody has no voting authority, but has dispositive power. Includes 17,602 shares issuable upon the exercise of immediately exercisable options. Also includes 1,000 shares of Restricted Stock granted on December 30, 2005 and payable in 250 share increments over four (4) years commencing January 3, 2007.

(5)             Includes 37,965 shares in Mr. Courtright’s own name and 26,389 shares held jointly with his spouse. Also includes 2,100 shares issuable upon the exercise of immediately exercisable options. Also includes 1,000 shares of Restricted Stock granted on December 30, 2005 and payable in 250 share increments over four (4) years commencing January 3, 2007.

(6)             Includes 152,125 shares in Mr. Dallas’ own name; 52,436 shares issuable upon the exercise of immediately exercisable options. Also includes 3,452 shares held by Mr. Dallas’ spouse. Shares also disclosed as beneficially owned by Mr. Dallas include 33,183 shares held by Trenton Liberty Ins. Co. and 646,170 shares held by Dallas Financial Holdings, LLC. These shares are also disclosed as beneficially owned by Mr. Robert H. Dallas II. David D. Dallas disclaims beneficial ownership of the shares held by his spouse in her own name. Also includes 1,000 shares of Restricted Stock granted on December 30, 2005 and payable in 250 share increments over four (4) years commencing January 3, 2007.

(7)             Includes 126,928 shares in Mr. Dallas’ own name and 52,436 shares issuable upon the exercise of immediately exercisable options. Shares also disclosed as beneficially owned by Mr. Dallas include 33,183 shares held by Trenton Liberty Ins. Co.; and 646,170 shares held by Dallas Financial Holdings, LLC. These shares are also disclosed as beneficially owned by David D. Dallas. Also includes 1,000 shares of Restricted Stock granted on December 30, 2005 and payable in 250 share increments over four (4) years commencing January 3, 2007.

(8)             Includes 123,099 shares in Mr. Loring’s own name; 14,929 shares held by Mr. Loring’s spouse in her name; 25,004 shares owned jointly with his spouse; and 13,946 shares held by The Loring Partnership. Also includes 52,437 shares issuable upon the exercise of immediately exercisable options. Mr. Loring disclaims beneficial ownership of the shares held by his spouse in her own name. Also includes 1,000 shares of Restricted Stock granted on December 30, 2005 and payable in 250 share increments over four (4) years commencing January 3, 2007.

9)                 Includes 105 shares in Mr. Maricondo’s own name and 1,749 shares issuable upon the exercise of immediately exercisable options. Also includes 1,000 shares of Restricted Stock granted on December 30, 2005 and payable in 250 share increments over four (4) years commencing January 3, 2007.

(10)       Includes 145,359 shares in Mr. Tucker’s own name; 52,436 shares issuable upon the exercise of immediately exercisable options; 31,071 shares held by Mr. Tucker’s spouse in her own name. Mr. Tucker disclaims beneficial ownership of the shares held by his spouse in her own name. Also includes 1,000 shares of Restricted Stock  granted on December 30, 2005 and payable in 250 share increments over four (4) years commencing January 3, 2007.

(11)       Includes 1,438 shares in Mr. Bedner’s own name and 15,716 shares issuable upon the exercise of immediately exercisable options. Also includes 1,050 shares of Restricted Stock granted on December 31, 2004 and payable in 262 share increments over four (4) years commencing December 31, 2005. Also includes 1,750 shares of Restricted Stock granted on December 30, 2005 and payable in 437 share increments over four (4) years commencing January 3, 2007.

(12)       Includes 7,599 shares in Mr. Downes’ own name. Also includes 1,050 shares of Restricted Stock granted on December 31, 2004 and payable in 262 share increments over four (4) years commencing December 31, 2005; and 1,750 shares of Restricted Stock granted on December 30, 2005 and payable in 437 share increments over four (4) years commencing January 3, 2007. Also includes 3,727 shares owned jointly with Mr. Downes’ spouse; 196 shares owned by Mr. Downes’ spouse in her own name; and 78,639 shares issuable upon the exercise of immediately exercisable options. Mr. Downes disclaims beneficial ownership of the shares held by his spouse.

(13)       Includes 15,175 shares in Mr. Hughes’ own name. Also includes 1,050 shares of Restricted Stock granted on December 31, 2004 and payable in 262 share increments over four (4) years commencing December 31, 2005; and 2,500 shares of Restricted Stock issued on December 30, 2005 and payable in 625 share increments over four (4) years commencing January 3, 2007. Also includes 68,039 shares issuable upon the exercise of immediately exercisable options.

(14)       Includes 15,314 shares in Mr. Kauchak’s own name. Also includes 1,050 shares of Restricted Stock granted on December 31, 2004 and payable in 250 share increments over four (4) years commencing December 31, 2005; and 1,750 shares of Restricted Stock issued on December 30, 2005 and payable in 437 share increments over four (4) years commencing January 3, 2007. Also includes 71,818 shares issuable upon the exercise of immediately exercisable options.

(15)       Includes 889 shares owned by Ms. Stashko in her own name, and 193 shares owned jointly with Ms. Stashko’s spouse. Also includes 1,050 shares of Restricted Stock granted on December 31, 2004 and payable in 262 share increments over four (4) years commencing December 31, 2005; and 1,750 shares of Restricted Stock issued on December 30, 2005 and payable in 437 share increments over four (4) years commencing January 3, 2007. Also includes 13,791 shares issuable upon the exercise of immediately exercisable options.

(16)       Includes 501,867 shares issuable upon the exercise of immediately exercisable options.

(17)       All information regarding the number of shares beneficially owned and the percent of ownership by Wellington Management Company, LLP, was obtained from the Schedule 13-G/A filed with the U.S. Securities and Exchange Commission on February 14, 2006.

(18)       All information regarding the number of shares beneficially owned and the percent of ownership by The Banc Funds Company, LLC, was obtained from the Schedule 13-G filed with the U. S. Securities and Exchange Commission on January 26, 2006.

EXECUTIVE COMPENSATION

Board of Directors Interlocks and Insider Participation

During 2005, the entire Board of Directors of the Company and the Bank made all decisions with regard to executive compensation, taking into consideration the recommendations of the H/R Compensation Committee. The approval of a majority of the independent Directors is required with respect to all executive compensation. None of the members of the Board of Directors, except James A. Hughes, is an employee of the Company or the Bank.

Board of Directors Report on Executive Compensation

The Board of Directors is responsible for establishing the compensation levels and benefits for executive officers of the Company and the Bank. The Board of Directors has the following goals for compensation programs affecting the executive officers of the Company and the Bank:

•                    to align the interests of executive officers with the long-term interests of shareholders through awards that can result in ownership of Common Stock;

•                    to retain the executive officers, who the Board of Directors believes will increase the Company’s level of performance and allow the Company to attract high-quality executive officers in the future by providing total compensation opportunities, which are consistent with competitive norms of the industry; and

•                    to maintain “fixed” compensation at competitive amounts for the industry and the geographic area of the Company.

James A. Hughes is the Company’s President and Chief Executive Officer and was also the President and Chief Executive Officer of the Bank during 2005. In determining Mr. Hughes’ compensation for 2005, the Board of Directors took into account the continued profitability of the Company during the year. The Board of Directors also took into account Mr. Hughes’ performance in repositioning the Company, maintaining the Company’s net interest margin, increasing the Company’s loans and deposits, and realizing record earnings.

Frank Ali
Dr. Mark S. Brody
Wayne Courtright
David D. Dallas, Chairman
Robert H. Dallas, II
James A. Hughes
Charles S. Loring
Peter E. Maricondo
Allen Tucker

Summary Compensation Table

The following table sets forth summary information concerning the annual compensation for the last three fiscal years of the Chief Executive Officer of the Company and each of the four (4) most highly compensated executive officers of the Company or the Bank (other than the Chief Executive Officer) whose individual remuneration exceeded $100,000 for the last fiscal year.

					Long-Term
	Annual Compensation				Compensation

				Other	Securities	Restricted
				Annual	Underlying	Stock
Name and		Salary	Bonus	Compensation	Options/	Awards
Principal Position	Year	($)	($)	($)(1)	SAR’s(#)	($) (7)

James A. Hughes,	2005	190,550	37,000	7,079	—	35,000
President/CEO since	2004	184,737	27,500	20,193	—	12,890
01/01/04 (2)	2003	144,165	18,000	—	6,000	—

Kelly A. Stashko, EVP	2005	188,500	22,125	3,064	—	24,500
and CIO (3)	2004	188,307	12,000	—	—	12,890
	2003	181,668	16,000	—	2,500	—

Michael F. Downes,	2005	161,331	31,326	8,490	—	24,500
EVP and CLO (4)	2004	162,257	20,000	15,181	—	12,890
	2003	152,555	18,000	5,475	4,000	—

John J. Kauchak,	2005	127,308	24,720	4,407	—	24,500
EVP and COO (5)	2004	127,651	27,500	8,308	—	12,890
	2003	110,712	18,500	—	6,000	—

Alan J. Bedner, EVP,	2005	113,310	22,000	3,922	—	24,500
CFO and Corp. Sec.	2004	112,166	—	5,428	—	12,890
since 01/01/2004 (6)	2003	191,254	15,000	—	5,250	—

1                     Other annual compensation includes insurance premiums, the personal use of automobiles, commissions paid on loan originations and other benefit payments.

2.                  Mr. Hughes was hired as the Company’s Chief Financial Officer and Executive Vice President in December 2000. Mr. Hughes was subsequently appointed Corporate Secretary and Director of the Company. As of January 1, 2004, Mr. Hughes was named  the President and CEO of the Company. Amounts listed in the “Other Annual Compensation” column include $2,415 in automobile allowance and $4,664 in other benefit payments in 2005; and $1,875 in automobile allowance and $18,318 in accrued benefit payments in 2004.

3.                  Amounts listed in the “Other annual Compensation” column include $3,064 in other benefit payments for the fiscal year ended December 31, 2005.

4.                  For the year ended December 31, 2005, amounts listed in the “Other Annual Compensation” column include $2,905 in automobile allowance and $5,585 in other benefits; $1,724 in automobile allowance for the fiscal year ended December 31, 2004, and $13,458 in accrued benefit payments; $5,025 in automobile allowance, $450 in referral fees for the fiscal year ended December 31, 2003; and $500 in referral fees for the fiscal year ended December 31, 2002.

5.                  Amounts listed in the “Other Annual Compensation” column include $4,407 in other benefit payments and $8,308 in accrued benefit payments in the fiscal year ended December 31, 2005 and 2004, respectively.

6.                  Amounts listed in the “Other Annual Compensation” column include $3,922 in other benefit payments, and $5,428 in accrued benefit payments for the fiscal years ended December 31, 2005 and 2004, respectively.

7.                  There were no restricted stock awards granted in 2003. In 2004, there were six thousand (6,000) shares of restricted stock granted at a fair market value of $12.89 per share. In 2005, there were nineteen thousand two hundred fifty (19,250) shares of restricted stock granted at a fair market value of $13.60 per share. These restricted shares vest over a four-year period.

Employment and Change in Control Agreements

The Company and the Bank entered into a First Amendment to Employment Agreement with Mr. Hughes on  May 26, 2005, revising the March 23, 2004 Employment Agreement with Mr. Hughes with respect to his services as President of the Company and the Bank. Under this First Amendment to Employment Agreement, Mr. Hughes will receive an annual base salary of $185,000, subject to annual review and, in the discretion of the Board of Directors, adjustment based on factors deemed appropriate by the Board. Mr. Hughes may also receive such additional cash bonuses as the Board of Directors may authorize in its discretion. Mr. Hughes is entitled to participate in such benefit programs as are made available to employees of the Company, and to participate in such stock option or stock bonus plans as the Board of Directors may, in its discretion, determine.

Mr. Hughes’ employment may be terminated at any time for “cause” as defined in the Employment Agreement, or without “cause.”  In the event that Mr. Hughes is terminated without “cause” or resigns for “good cause” (as defined under the Employment Agreement and discussed below), he is entitled to receive a severance amount equal to 18 months of his then current base salary. Such amount shall be paid in one lump sum payment (within 30 days of the termination of Mr. Hughes’ employment). In the event Mr. Hughes elects to receive such amount over an 18-month period, Mr. Hughes will also continue to receive medical, life insurance and other benefits to which he had been entitled at the date of termination for such 18-month period, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes. “Good Cause” under the Employment Agreement includes a material reduction in Mr. Hughes’ duties and responsibilities or any reduction in his base salary.

In addition, if Mr. Hughes’ employment with the Company or any successor terminates within 18 months after a “change in control” of the Company, as defined under the Employment Agreement (regardless of the reason for such termination), Mr. Hughes will be entitled to receive an amount equal to the greater of (i) 36 times Mr. Hughes’ monthly base salary (pro-rated based upon his annual base salary at the date of termination), or (ii) three times the amount of Mr. Hughes’ annual base salary at the date of termination, plus three times the aggregate amount of any cash bonuses paid to Mr. Hughes during the preceding fiscal year. Such amount shall be paid in one lump sum payment (within 30 days of the termination of Mr. Hughes subsequent to a “Change in Control”). The Company, or its successor, will be required to maintain Mr. Hughes’ hospital, health, medical and life insurance coverage during such 36-month period, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes. All unvested stock options and stock awards previously granted to Mr. Hughes shall accelerate and immediately vest upon the occurrence of a change in control.

Furthermore, if Mr. Hughes’ employment with the Company terminates within 18 months after the Company consummates a “Significant Acquisition,” as defined under the Employment Agreement (regardless of the reason for such termination), Mr. Hughes will be entitled to receive an amount equal to the greater of (a) 36 times Mr. Hughes’ monthly base salary (pro-rated based upon his annual base salary at the date of termination), or (b) three times the amount of Mr. Hughes’ annual base salary at the date of termination, plus three times the aggregate amount of any cash bonuses paid to Mr. Hughes during the preceding fiscal year. Such amount shall be paid, at the option of Mr.

Hughes, in one lump sum payment (within 30 days of the termination of Mr. Hughes subsequent to a “Significant Acquisition”). In addition, Mr. Hughes will continue to receive hospital, health, medical and life insurance benefits coverage during such 36-month period, unless and until Mr. Hughes obtains new employment during such period and such new employment provides for such benefits to be provided to Mr. Hughes. In the event Mr. Hughes becomes entitled to the foregoing amounts due to this termination within 18 months of a Significant Acquisition, all unvested stock options or stock awards previously granted to Mr. Hughes shall accelerate and immediately vest upon such termination.

“Significant Acquisition” under the Employment Agreement means an acquisition by the Company pursuant to which, as all or part of the consideration for such acquisition, the Company issues to the shareholders of the acquired entity such number of voting securities as shall equal 25% or more of the then outstanding voting securities of the Company. Mr. Hughes’ Employment Agreement has a term of three years; however, for each day elapsed during the term, a day will be added at the end of the term so that the term will be extended on a rolling basis to be three years at any point in time, unless either party shall have provided written notice to the other of its desire to cease such extensions. In addition, the term of Mr. Hughes’ Employment Agreement shall terminate immediately upon the occurrence of any of the following: (i) the Company’s entering into a Memorandum of Understanding with the FDIC or the New Jersey Department of Banking and Insurance; (ii) a cease-and-desist order being issued with respect to the Company by the FDIC or the New Jersey Department of Banking and Insurance; or (iii) the receipt by the Company of any notice under a federal or state law which (in any way) restricts the payment of any amounts or benefits which may become due under Mr. Hughes’ Employment Agreement.

The Company also entered into First Amendment to Retention Agreements dated May 26, 2005, revising the March 23, 2004 agreements, with each of its executive vice presidents, Messrs. Bedner, Bono, Downes, Kauchak and Ms. Stashko revising the Retention Agreements formerly in effect setting forth the rights of such persons upon termination of employment and upon a change in control of the Company. Each of these First Amendment to Retention Agreements provides that the executive may be terminated at any time for “cause” as defined in the applicable Retention Agreement or without “cause.”  In the event that the executive is terminated without “cause” or resigns for “good cause” (as defined under the applicable Retention Agreement and discussed below), the executive is entitled to receive a severance amount equal to 9 months of the executive’s then current base salary. Such amount shall be paid in a lump sum payment (within 30 days of the termination of the executive). In addition,  the executive will continue to receive medical, life insurance and other benefits to which the executive had been entitled at the date of termination for such 9-month period, unless and until the executive obtains new employment during such period and such new employment provides for such benefits to be provided to the executive. “Good Cause” under the First Amendment to the Retention Agreements includes a material reduction in the executive’s duties and responsibilities or any reduction in the executive’s base salary.

In addition, if the executive’s employment with the Company or any successor terminates within 18 months after a “change in control” of the Company, as defined under the Retention Agreements (regardless of the reason for such termination), the executive will be entitled to receive an amount equal to the greater of (i) 18 times the executive’s monthly base salary (pro-rated based upon the executive’s annual base salary at the date of termination), or (ii) the amount of the executive’s annual base salary at the date of termination, plus the aggregate amount of any cash bonuses paid to the executive during the preceding fiscal year. Such amount shall be paid in one lump sum payment (within 30 days of the executive’s termination subsequent to a “change in control”). The Company or its successor will be required to maintain the executive’s hospital, health, medical and life insurance coverage for such 18-month period. All unvested stock options and stock option grants previously granted to the executive shall accelerate and immediately vest upon the occurrence of a change in control.

Furthermore, if the executive’s employment with the Company terminates within 18 months after the Company consummates a “Significant Acquisition,” as defined under the First Amendment to the Retention Agreements (regardless of the reason for such termination), the executive will be entitled to receive an amount equal to the greater of (a) 18 times the executive’s monthly base salary (pro-rated based upon its annual base salary at the date of termination), or (b) the amount of the executive’s annual base salary at the date of termination, plus the aggregate amount of any cash bonus paid to the executive during the preceding fiscal year. Such amount shall be paid, at the option of the executive, in one lump sum payment (within 30 days of the termination of the executive subsequent to a “Significant Acquisition”). In addition the executive will continue to maintain the executive’s hospital, health, medical and life insurance benefits coverage during such 18-month period, unless and until the executive obtains new employment during such period and such new employment provides for such benefits to be provided to the executive. In the event the executive becomes entitled to the foregoing amounts due to termination within 18 months of a Significant Acquisition, all unvested stock options and stock awards previously granted to the executive shall accelerate and immediately vest upon such termination. “Significant Acquisition” under the Retention Agreements means an acquisition by the Company pursuant to which, as all or part of the consideration for such acquisition, the Company issues to the shareholders of the acquired entity such number of voting securities as shall equal 25% or more of the then outstanding voting securities of the Company. Each Retention Agreement has a term of three years; however, in the event that the term of the Retention Agreement would terminate at any time after the Company has engaged in substantive negotiations regarding a transaction that would lead to a change in control, the Retention Agreement shall continue to remain in full force in effect until the earlier to occur of (i) the effectuation of the transaction leading to the change in control, or (ii) the termination of the negotiations for the proposed transaction, which would have resulted in the change in control. In addition, the term of each Retention Agreement shall terminate immediately upon the occurrence of any of the following: (i) the Company’s entering into a Memorandum of Understanding with the FDIC or the New Jersey Department of Banking and Insurance; (ii) a cease-and-desist order being issued with respect to the Company by the Bank or the New Jersey Department of Banking and Insurance; or (iii) the receipt by the Company of any notice under a federal or state law which in any way restricts the payment of an award or benefits under the Retention Agreement.

Stock Benefit Plans for Employees

The Company has several stock option plans that allow the Board of Directors to grant stock options to the Company’s officers, employees and directors. The exercise price of options is equal to the fair market value of the Common Stock on the date of grant. Options typically vest over a period of time determined by the Board and may not be exercised more than ten years after the date of grant.

401(k) Plan

The Bank has a 401(k) savings plan covering substantially all employees. Under this plan, an employee can contribute up to 80% of his or her salary on a tax deferred basis. The Bank may also make discretionary contributions to the plan.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

No stock options were granted to any of the executive officers named in the “Summary Compensation Table” during the fiscal year ended December 31, 2005.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL
YEAR AND FISCAL YEAR END OPTION/SAR VALUES

The following table sets forth information concerning the value of unexercised options held as of December 31, 2005, by the executive officers of the Company named in the Summary Compensation table.

			Number of Securities
			Underlying		(1) Value of In-the-
			Options at		Money Options at
	Shares		December 31, 2005		December 31, 2005
	Acquired	Value	Exercisable/		Exercisable/
Name	on Exercise	Realized	Unexercisable		Unexercisable
James A. Hughes	5,250	44,835	68,039	2,205	645,275	8,313
Alan J. Bedner	—	—	15,716	1,838	127,071	6,874
Kelly A. Stashko	—	—	13,791	1,919	103,186	3,465
Michael F. Downes	5,250	43,575	78,639	1,470	694,308	5,542
John J. Kauchak	—	—	71,818	2,205	639,334	8,313

__________________

(1) Based upon a price of $14.00, the closing price of the Common Stock on the NASDAQ Market on December 31, 2005.

	Fiscal Year Ending
	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Unity Bancorp, Inc.	100.00	325.53	413.16	604.74	716.21	823.39
NASDAQ Bank Index	100.00	110.08	115.05	149.48	165.92	158.73
NASDAQ Composite Index	100.00	78.95	54.06	81.09	88.06	89.27

PROPOSAL 2
APPROVAL OF UNITY BANCORP, INC.
2006 STOCK OPTION PLAN

Description of the 2006 Plan and Vote Required

On February 28, 2006, the Board of Directors adopted the Unity Bancorp, Inc. 2006 Stock Option Plan (the “2006 Plan”) and directed that the 2006 Plan be submitted to the shareholders for approval at the 2006 Annual Meeting. The 2006 Plan will become effective if approved by a majority of the votes cast by holders of the shares of the Company’s Common Stock voting in person or by proxy at the Annual Meeting. The Company believes that the 2006 Plan will enable it to attract and continue to appoint and employ qualified directors, officers and employees, and, accordingly, the Company believes that it is in the best interests of the Company to adopt the 2006 Plan.

The purpose of the 2006 Plan is to provide directors, officers and employees of the Company, the Bank, and any subsidiaries the Company may acquire or form, with a proprietary interest in the Company as an incentive to encourage such persons to promote the growth and profitability of the Company and the Bank and remain in service with the Company and the Bank, and to reward such persons for the past performance of the Company and the Bank. The following summary of the material features of the 2006 Plan is qualified in its entirety by the full text of the 2006 Plan, a copy of which is attached to this Proxy Statement as Exhibit A.

Summary of the 2006 Plan

The 2006 Stock Option Plan authorizes the granting of incentive stock options (“ISOs”) and non-statutory options for a total of 200,000  shares of Common Stock to certain members of management of the Company and the Bank. Participants in the Option Plan will be chosen by the Board of Directors of the Company from among the executive officers and directors of the Company, the Bank and any other subsidiaries the Company may acquire or form.

The exercise price for options granted under the Option Plan will be determined by the Board of Directors at the time of grant, but may not be less than 85% of the fair market value of the Common Stock on the date of grant. The exercise price for any ISOs must be 100% of the fair market value of the common stock on the date of grant.

The Option Plan may be amended from time to time by the Board of Directors of the Company. The rights and obligations under any option granted before an amendment shall not be altered or impaired by any such amendment without the written consent of the optionee.

The options granted under the Option Plan may either be incentive stock options or non-statutory options. The grant of a non-statutory option which does not have a readily ascertainable fair market value at the time it is granted is not taxable to the recipient of the option for federal income tax purposes at the time the option is granted. The non-statutory options granted under the Option Plan should be considered as not having a readily ascertainable fair market value at the time of grant because they are not tradeable on an established market.

The recipient of a non-statutory option realizes compensation taxable as ordinary income at the time the option is exercised or transferred. The amount of such compensation is equal to the amount (i) by which the fair market value of the stock acquired upon exercise of the option exceeds the amount required to be paid for such stock, or (ii) the amount received for such option if it is transferred prior to exercise. Upon exercise of the option, the Company is entitled to an income tax deduction in the amount of the compensation income, provided applicable rules pertaining to tax withholding are satisfied and the compensation represents an ordinary and necessary business expense of the Company. The stock acquired upon exercise of the option has an adjusted basis in the hands of the recipient equal to the amount paid for the stock plus the amount taxed at exercise and a holding period commencing on the date the stock is acquired by the recipient. At the time the stock is subsequently sold or otherwise disposed of by the recipient, the recipient will recognize a taxable capital gain or loss measured by the difference between the adjusted basis of the stock at the time it is disposed of and the amount realized in connection with the transaction. The long term or short term nature of such gain or loss will depend upon the applicable holding period for such stock.

For federal income tax purposes, no taxable income results to the optionee upon the grant of an Incentive Stock Option or upon the issuance of shares to the optionee upon the exercise of the option. Correspondingly, no deduction is allowed to the Company upon either the grant or the exercise of an Incentive Stock Option.

If shares acquired upon the exercise of an Incentive Stock Option are not disposed of within the two-year period following the date the option is granted and within the one-year period following the date the shares are issued to the optionee pursuant to exercise of the option and at all times during the period beginning on the date of granting of the option and ending on the day three (3) months before the date of such exercise, the recipient of the option was an employee of the Company, the difference between the amount realized on any disposition thereafter and the option price will be treated as a long-term capital gain or loss to the optionee. If a disposition occurs before the expiration of the requisite periods described above, then the lower of (i) any excess of the fair market value of the shares at the time of exercise of the option over the option price or (ii) the actual gain realized on disposition, will be deemed to be compensation to the optionee and will be taxed at ordinary income rates. In such event, the Company will be entitled to a corresponding deduction from its income, provided that the deduction is reasonable and that the Company withholds and deducts as required by law. Any such increase in the income of the optionee or deduction from the income of the Company attributable to such disposition is treated as an increase in income or a deduction from income in the taxable year in which the disposition occurs. Any excess of the amount realized by the optionee on disposition of the shares over the fair market value of the shares at the time of exercise will be treated as capital gain.

Required Vote
In order for the 2006 Stock Option Plan to be approved, the affirmative vote of a majority of the shares of common stock voting at the annual meeting is required.

Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted “FOR” the approval of the 2006 Stock Option Plan.

Recommendation
The Board of Directors recommends that you vote FOR the approval of the 2006 Stock Option Plan.

Certain Transactions with Management

The Bank has made in the past and, assuming continued satisfaction of generally applicable credit standards, expects to continue to make loans to directors, executive officers and their associates (i.e., corporations or organizations for which they serve as officers or directors, or in which they have beneficial ownership interest of ten percent or more). These loans have all been made in the ordinary course of the Bank’s business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or represent other unfavorable features.

The Company leases its Clinton, New Jersey, headquarters from a partnership in which Messrs. David Dallas and Robert Dallas are partners. Under the lease for such facility, such partnership received aggregate rental payments of $483,100 in 2005. The Company believes that such rent payments reflected market rent and that such lease reflects terms that are comparable to those that could have been obtained in a lease with an unaffiliated third party.

The Company purchased a loan from Mr. Ali. Under the agreement Mr. Ali received $145,499.80 for the principal balance of the loan. The Company believes that the terms are comparable to those that could have been obtained with an unaffiliated third party.

OTHER MATTERS

The Board of Directors is not aware of any matters other than those set forth in this proxy statement that will be presented for action at the Annual Meeting. However, if any other matter should properly come before the Annual Meeting, the persons authorized by the accompanying proxy will vote and act with respect thereto in what, according to their judgment, is in the interests of the Company and its shareholders.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, the sections of this proxy statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC), “Board of Directors Report on Executive Compensation” and “Performance Graph” shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

COMPLIANCE WITH SECTION 16(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s executive officers and directors and persons who own more than 10% of the Company’s Common Stock (who are referred to as “Reporting Persons”) to file reports of ownership and changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on the Company’s review of the copies of such forms received or written representations from Reporting Persons, the Company believes that, with respect to the fiscal year ended December 31, 2005, all the Reporting Persons timely complied with all applicable filing requirements, except with regard to the grant of shares of restricted stock to certain executive officers of the Company in December, 2004. Pursuant to the Company’s 2004 Stock Bonus Plan, each of Messrs. James Hughes, Alan Bedner, Michael Downes and John Kauchak and Ms. Kelly Stashko, officers of the Company, were granted 1,000 shares of the Company’s common stock in December 2004. The grants were not reported until January 12, 2005.

SUBMISSION OF SHAREHOLDER PROPOSALS
FOR THE 2007 ANNUAL MEETING

Any shareholder who intends to present a proposal at the 2007 Annual Meeting of Shareholders must ensure that the proposal is received by the Corporate Secretary at Unity Bancorp, Inc., 64 Old Highway 22, Clinton, New Jersey, 08809, no later than December 15, 2006, if the proposal is submitted for inclusion in the Company’s proxy materials for that meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 or is otherwise submitted.

ANNUAL REPORT ON FORM 10-K

The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at your request. Please direct all inquiries to the Company’s Corporate Secretary at (908) 713-4308.

EXHIBIT A
UNITY BANCORP, INC.
2006 STOCK OPTION PLAN

Section 1. Purpose

The Unity Bancorp, Inc. 2006 Stock Option Plan (the “Plan”) is hereby established to foster and promote the long-term success of Unity Bancorp, Inc. (the “Corporation”) and its shareholders by providing directors and officers of the Corporation with an equity interest in the Corporation. The Plan will assist the Corporation in attracting and retaining the highest quality of experienced persons as directors and officers and in aligning the interests of such persons more closely with the interests of the Corporation’s shareholders by encouraging such parties to maintain an equity interest in the Corporation.

Section 2. Definitions

Capitalized terms not specifically defined elsewhere herein shall have the following meaning:

“Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder.

“Board” means the Board of Directors of the Corporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated thereunder.

“Common Stock” or “Stock” means the common stock, no par value, of the Corporation.

“Corporation” means Unity Bancorp, Inc. and any present or future subsidiary corporations of Unity Bancorp, Inc. (as defined in Section 424(f) of the Code) or any successor to such corporations.

“Disability” shall mean permanent and total disability which if a Participant were an employee of the Corporation would be treated as a total disability under the terms of the Corporation’s long-term disability plan for employees as in effect from time to time; provided, however, with respect to a Participant who has been granted an Incentive Stock Option such term shall have the meaning set forth in Section 422(e)(3) of the Code.

“Fair Market Value” means, with respect to shares of Common Stock, the fair market value as determined by the Board of Directors in good faith and in a manner established by the Board from time to time; provided, however, so long as the shares of Common Stock are last sale reported securities, then the “fair market value” of such shares on any date shall be the closing price reported in the consolidated reporting system, on the business day immediately preceding the date in question, as reported on Nasdaq.

“Incentive Stock Option” means an option to purchase shares of Common Stock granted to a Participant under the Plan which is intended to meet the requirements of Section 422 of the Code.

“Non-Employee Director” shall have the meaning ascribed to such term under Securities and Exchange Commission Rule 16b-3(b)(3).

“Non-Qualified Stock Option” means an option to purchase shares of Common Stock granted to a Participant under the Plan which is not intended to be an Incentive Stock Option.

“Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

“Participant” means a member of the Board of Directors or employee of the Corporation selected by the Board to receive an Option under the Plan.

“Plan” means the Unity Bancorp, Inc. 2006 Stock Option Plan.

“Retirement,” with regard to an employee, means termination of employment in accordance with the retirement provisions of any retirement or pension plan maintained by the Corporation or any of its subsidiaries. With regard to a Non-Employee Director, “Retirement” shall mean cessation of service on the Corporation’s Board of Directors after age 60 with at least 10 years of service as a member of the Corporation’s Board of Directors. For purposes of this provision, service on the Board of Directors of Unity Bank shall be deemed to be service on the Board of Directors of the Corporation.

“Termination for Cause” means termination because of Participant’s intentional failure to perform stated duties, personal dishonesty, willful violation of any law, rule regulation (other than traffic violations or similar offenses) or final cease and desist order issued by any regulatory agency having jurisdiction over the Participant or the Corporation.

Section 3. Administration

(a) The Plan shall be administered by the Board of Directors. Among other things, the Board of Directors shall have authority, subject to the terms of the Plan, to grant Options, to determine the individuals to whom and the time or times at which Options may be granted, to determine whether such Options are to be Incentive Options or Non-Qualified Stock Options (subject to the requirements of the Code), to determine the terms and conditions of any Option granted hereunder, and the exercise price thereof.

(b) Subject to the other provisions of the Plan, the Board of Directors shall have authority to adopt, amend, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, to interpret the provisions of the Plan and any Option and to decide all disputes arising in connection with the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem appropriate to carry the Plan into effect, in its sole and absolute discretion. The Board’s decision and interpretations shall be final and binding. Any action of the Board with respect to the administration of the Plan shall be taken pursuant to a majority vote or by the unanimous written consent of its members.

(c) The Board of Directors may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

Section 4. Eligibility and Participation

Officers, employees and members of the Board of Directors of the Corporation shall be eligible to participate in the Plan. The Participants under the Plan shall be selected from time to time by the Board of Directors, in its sole discretion, from among those eligible, and the Board shall determine in its sole discretion the numbers of shares to be covered by the Option or Options granted to each Participant. Options intended to qualify as Incentive Stock Options shall be granted only to persons who are eligible to receive such options under Section 422 of the Code.

Section 5. Shares of Stock Available for Options

(a) The maximum number of shares of Common Stock which may be issued and purchased pursuant to Options granted under the Plan is 200,000, subject to the adjustments as provided in Section 5 and Section 9, to the extent applicable. If an Option granted under this Plan expires or terminates before exercise or is forfeited for any reason, without a payment in the form of Common Stock being granted to the Participant, the shares of Common Stock subject to such Option, to the extent of such expiration, termination or forfeiture, shall again be available for subsequent Option grant under Plan. Shares of Common Stock issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) In the event that the Board of Directors determines, in its sole discretion, that any stock dividend, stock split, reverse stock split or combination, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reclassification, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be granted or made available under the Plan to Participants, the Board shall have the right to proportionately and appropriately adjust equitably any or all of (i) the maximum number and kind of shares of Common Stock in respect of which Options may be granted under the Plan to Participants, (ii) the number and kind of shares of Common Stock subject to outstanding Options held by Participants, and (iii) the exercise price with respect to any Options held by Participants, without changing the aggregate purchase price as to which such Options remains exercisable, and if considered appropriate, the Board may make provision for a cash payment with respect to any outstanding Options held by a Participant, provided that no adjustment shall be made pursuant to this Section if such adjustment would cause the Plan to fail to comply with Section 422 of the Code with regard to any Incentive Stock Options granted hereunder. No fractional Shares shall be issued on account of any such adjustment.

(c) Any adjustments under this Section will be made by the Board of Directors, whose determination as to what adjustments, if any, will be made and the extent thereof will be final, binding and conclusive.

Section 6. Non-Qualified Stock Options

6.1  Grant of Non-Qualified Stock Options.

The Board of Directors may, from time to time, grant Non-Qualified Stock Options to Participants upon such terms and conditions as the Board of Directors may determine. Non-Qualified Stock Options granted under this Plan are subject to the following terms and conditions:

(a)  Price. The purchase price per share of Common Stock deliverable upon the exercise of each Non-Qualified Stock Option shall be determined by the Board of Directors on the date the option is granted. Such purchase price shall not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the date of grant. Shares may be purchased only upon full payment of the purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock at the Fair Market Value of such shares on the date of surrender, or through such other consideration as the Board of Directors shall determine is appropriate.

(b)  Terms of Options. The term during which each Non-Qualified Stock Option may be exercised shall be determined by the Board of Directors, but in no event shall a Non-Qualified Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant. No Non-Qualified Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution.

(c)  Termination of Service. Except as provided in Section 6.1(d) hereof, unless otherwise determined by the Board of Directors, upon the termination of a Participant’s service as an employee or member of the Board of Directors for any reason other than Disability, death or Termination for Cause, the Participant’s Non-Qualified Stock Options shall be exercisable only as to those shares which were immediately exercisable by the Participant at the date of termination and only for a period of three months following termination. Notwithstanding any provision set forth herein nor contained in any Agreement relating to the award of an Option, in the event of Termination for Cause, all rights under the Participant’s Non-Qualified Stock Options shall expire upon termination. In the event of death or termination of service as a result of Disability of any Participant, all Non-Qualified Stock Options held by the Participant, whether or not exercisable at such time, shall be exercisable by the Participant or his legal representatives or beneficiaries of the Participant for one year or such longer period as determined by the Board following the date of the Participant’s death or termination of service due to Disability, provided that in no event shall the period extend beyond the expiration of the Non-Qualified Stock Option term.

(d)  Exception for Retirement. Notwithstanding the general rule contained in Section 6.1(c) above, all options which are then currently exercisable held by a Participant whose employment with the Corporation terminates due to Retirement may be exercised for the lesser of (i) the remaining term of the option, or (ii) twelve (12) months.

Section 7. Incentive Stock Options

7.1  Grant of Incentive Stock Options. The Board of Directors may, from time to time, grant Incentive Stock Options to eligible employees. Incentive Stock Options granted pursuant to the Plan shall be subject to the following terms and conditions:

(a)  Price. The purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant. However, if a Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of Common Stock, the purchase price per share of Common Stock deliverable upon the exercise of each Incentive Stock Option shall not be less than one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant. Shares may be purchased only upon payment of the full purchase price. Payment of the purchase price may be made, in whole or in part, through the surrender of shares of the Common Stock at the Fair Market Value of such shares on the date of surrender, or through such other consideration as the Board of Directors shall determine is appropriate.

(b)  Amounts of Options. Incentive Stock Options may be granted to any eligible employee in such amounts as determined by the Board of Directors. In the case of an option intended to qualify as an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted are exercisable for the first time by the Participant during any calendar year shall not exceed $100,000. The provisions of this Section 7.1(b) shall be construed and applied in accordance with Section 422(d) of the Code and the regulations, if any, promulgated thereunder. To the extent an award is in excess of such limit, it shall be deemed a Non-Qualified Stock Option. The Board shall have discretion to redesignate options granted as Incentive Stock Options as Non-Qualified options.

(c)  Terms of Options. The term during which each Incentive Stock Option may be exercised shall be determined by the Board of Directors, but in no event shall an Incentive Stock Option be exercisable in whole or in part more than ten (10) years from the date of grant. If at the time an Incentive Stock Option is granted to an employee, the employee owns Common Stock representing more than ten percent (10%) of the total combined voting power of the Corporation (or, under Section 422(d) of the Code, is deemed to own Common Stock representing more than ten percent (10%) of the total combined voting power of all such classes of Common Stock, by reason of the ownership of such classes of Common Stock, directly or indirectly, by or for any brother, sister, spouse, ancestor or lineal descendent of such employee, or by or for any corporation, partnership, estate or trust of which such employee is a shareholder, partner or beneficiary), the Incentive Stock Option granted to such employee shall not be exercisable after the expiration of five years from the date of grant. No Incentive Stock Option granted under this Plan is transferable except by will or the laws of descent and distribution.

(d)  Termination of Employment. Except as provided in Section 7.1(e) hereof, upon the termination of a Participant’s service for any reason other than Disability, death or Termination for Cause, the Participant’s Incentive Stock Options which are then exercisable at the date of termination may only be exercised by the Participant for a period of three months following termination, after which time they shall be void. Notwithstanding any provisions set forth herein nor contained in any Agreement relating to an award of an Option, in the event of Termination for Cause all rights under the Participant’s Incentive Stock Options shall expire immediately upon termination.

Unless otherwise determined by the Board of Directors, in the event of death or termination of service as a result of Disability of any Participant, all Incentive Stock Options held by such Participant, whether or not exercisable at such time, shall be exercisable by the Participant or the Participant’s legal representatives or the beneficiaries of the Participant for one year following the date of the Participant’s death or termination of employment as a result of Disability. In no event shall the exercise period extend beyond the expiration of the Incentive Stock Option term.

(e)  Exception for Retirement. Notwithstanding the general rule contained in Section 7.1(d) above, all options which are then exercisable held by a Participant whose employment with the Corporation terminates due to Retirement may be exercised for the lesser of (i) the remaining term of the option or (ii) twelve (12) months. Any Incentive Stock Option exercised more than three (3) months after a Participant’s Retirement will be treated as a Non-Qualified Stock Option.

(f)   Compliance with Code. The options granted under this Section 7 of the Plan are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, but the Corporation makes no warranty as to the qualification of any option as an incentive stock option within the meaning of Section 422 of the Code. A Participant shall notify the Board in writing in the event that he disposes of Common Stock acquired upon exercise of an Incentive Stock Option within the two-year period following the date the Incentive Stock Option was granted or within the one-year period following the date he received Common Stock upon the exercise of an Incentive Stock Option and shall comply with any other requirements imposed by the Corporation in order to enable the Corporation to secure the related income tax deduction to which it will be entitled in such event under the Code.

Section 8. Extension

The Board of Directors may, in its sole discretion, extend the dates during which all or any particular Option or Options granted under the Plan may be exercised; provided, however, that no such extension shall be permitted if it would cause Incentive Stock Options issued under the Plan to fail to comply with Section 422 of the Code.

Section 9. General Provisions Applicable to Options

(a)  Each Option under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board of Directors considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles.

(b)  Each Option may be granted alone, in addition to or in relation to any other Option. The terms of each Option need not be identical, and the Board of Directors need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Option, any determination with respect to an Option may be made by the Board at the time of grant or at any time thereafter.

(c)  In the event of a consolidation, reorganization, merger or sale of all or substantially all of the assets of the Corporation in each case in which outstanding shares of Common Stock are exchanged for securities, cash or other property of any other corporation or business entity or in the event of a liquidation of the Corporation, the Board of Directors may, in its discretion, provide for any one or more of the following actions, as to outstanding options:  (i) provide that such options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), provided that any such options substituted for Incentive Stock Options shall meet the requirements of Section 424(a) of the Code, (ii) upon written notice to the Participants, provide that all unexercised options will terminate immediately prior to the consummation of such transaction unless exercised (to the extent then exercisable) by the Participant within a specified period following the date of such notice, (iii) in the event of a merger under the terms of which holders of the Common Stock of the Corporation will receive upon consummation thereof a cash payment for each share surrendered in the merger (the “Merger Price”), make or provide for a cash payment to the Participants equal to the difference between (A) the Merger Price times the number of shares of Common Stock subject to such outstanding Options (to the extent then exercisable at prices not in excess of the Merger Price) and (B) the aggregate exercise price of all such outstanding Options in exchange for the termination of such Options, and (iv) provide that all or any outstanding Options shall become exercisable in full immediately prior to such event.

(d)  The Participant shall pay to the Corporation, or make provision satisfactory to the Board of Directors for payment of, any taxes required by law to be withheld in respect of Options under the Plan no later than the date of the event creating the tax liability. In the Board’s sole discretion, a Participant (other than a Participant subject to Section 16 of the Act (a “Section 16 Participant”), who shall be subject to the following sentence) may elect to have such tax obligations paid, in whole or in part, in shares of Common Stock, including shares retained from the Option creating the tax obligation. With respect to Section 16 Participants, upon the issuance of shares of Common Stock in respect of an Option, such number of shares issuable shall be reduced by the number of shares necessary to satisfy such Section 16 Participant’s federal, and where applicable, state withholding tax obligations. For withholding tax purposes, the value of the shares of Common Stock shall be the Fair Market Value on the date the withholding obligation is incurred. The Corporation may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

(e)  For purposes of the Plan, the following events shall not be deemed a termination of employment of a Participant:

(i)   a transfer to the employment of the Corporation from a subsidiary or from the Corporation to a subsidiary, or from one subsidiary to another, or

(ii)  an approved leave of absence for military service or sickness, or for any other purpose approved by the Corporation, if the Participant’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Board of Directors otherwise so provides in writing.

(f)   The Board of Directors may at any time, and from time to time, amend, modify or terminate the Plan or any outstanding Option held by a Participant, including substituting therefor another Option of the same or a different type or changing the date of exercise or realization, provided that the Participant’s consent to each action shall be required unless the Board of Directors determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 10. Miscellaneous

(a)  No person shall have any claim or right to be granted an Option, and the grant of an Option shall not be construed as giving a Participant the right to continued employment or service on the Corporation’s Board of Directors. The Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Option.

(b)  Nothing contained in the Plan shall prevent the Corporation from adopting other or additional compensation arrangements.

(c)  Subject to the provisions of the applicable Option, no Participant shall have any rights as a shareholder (including, without limitation, any rights to receive dividends, or non cash distributions with respect to such shares) with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof.

(d)  Notwithstanding anything to the contrary expressed in this Plan, any provisions hereof that vary from or conflict with any applicable Federal or State securities laws (including any regulations promulgated thereunder) shall be deemed to be modified to conform to and comply with such laws.

(e)  No member of the Board of Directors shall be liable for any action or determination taken or granted in good faith with respect to this Plan nor shall any member of the Board of Directors be liable for any agreement issued pursuant to this Plan or any grants under it. Each member of the Board of Directors shall be indemnified by the Corporation against any losses incurred in such administration of the Plan, unless his action constitutes serious and willful misconduct.

(f)   Subject to the approval of the shareholders of the Corporation, the Plan shall be effective on the date of such approval. Prior to such approval, Options may be granted under the Plan expressly subject to shareholder approval.

(g)  The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that no amendment shall be granted without shareholder approval if such approval is necessary to comply with any applicable tax laws or regulatory requirement.

(h)  Options may not be granted under the Plan after December 31, 2016, but then outstanding Options may extend beyond such date.

(i)   To the extent that State laws shall not have been preempted by any laws of the United States, the Plan shall be construed, regulated, interpreted and administered according to the other laws of the State of New Jersey.

EXHIBIT B

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

OF UNITY BANCORP, INC. (the “Company”)

I.      AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

• -Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and compliance with legal and regulatory requirements;

• -Monitor the independence and performance of the Company’s external  auditors and internal auditing function;

• -Provide an avenue of communication among the external and internal auditors and the Board; and

• Review and monitor compliance with the Company’s policies, procedures and practices.

• -Review and monitor compliance with the Company’s Bank Secrecy Act (“BSA”) policy procedures and practices.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the external and internal auditors, as well as anyone in the organization.

II.    AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the independence and financial literacy requirements of The NASDAQ Stock Market, Inc. (“NASDAQ”) and the United States Securities and Exchange Commission (“SEC”). The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be “independent,” non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee must be an “audit committee financial expert” as determined by the Board in accordance with applicable NASDAQ and SEC rules and regulations.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee shall meet separately in executive session, periodically, as a committee and appropriate members of management, the internal auditor and the external auditor, to discuss any matters that the Committee or each of these parties believes should be discussed. The Committee may ask members of management or others to attend meetings and provide pertinent information as necessary. In addition, the Audit Committee or at least its Chair shall communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

III.   AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

1.                  Directly responsible, in its capacity as a committee of the Board, for the appointment, replacement, compensation and oversight of the work of the external auditor. In this regard,

the Audit Committee shall have sole authority to (a) appoint and retain, (b) determine the funding for, and (c), where appropriate, terminate, the external auditing firm, which shall report directly to the Audit Committee. The external auditors are ultimately accountable to the Audit Committee and the Board.

2.                  Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board for approval and file this Charter as an appendix to the Company’s proxy statement at least every three years in accordance with SEC regulations.

3.                  Review and discuss the Company’s annual audited financial statements with management and the external auditors (including MD&A disclosures) prior to filing. Discuss with management and the external auditors significant issues regarding accounting principles, practices and judgments.

4.                  In consultation with the management, the external auditors and the internal auditors, periodically review and discuss the adequacy and effectiveness of the Company’s financial reporting processes and internal controls (including any significant deficiencies and significant changes in internal controls reported to the Committee by the external auditor or management). Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings, including the status of previous examinations, prepared by the external auditors and the internal auditing function, together with management’s responses. Review the Company’s internal audit plan and procedures at least annually.

5.                  Periodically review and discuss the adequacy of the Company’s disclosure controls, procedures and management’s reports thereon.

6.                  Review with financial management and the external auditors the Company’s quarterly financial results prior to the release of earnings, in addition to the Company’s quarterly financial statements prior to filing. Discuss any significant changes to the Company’s accounting principles and any items that are required to be communicated by the independent auditors in accordance with the American Institute of Certified Public Accountants Statement of Auditing Standards Number 61—Communications with Audit Committees (“AICPA SASx 61”).

7.                  Review and discuss the written statement from the external auditor concerning any relationship between the auditor and the Company or any other relationships that may adversely affect the independence of the auditor; and, based on such review, assess the independence of the auditor. Present their conclusions regarding independence to the Board.

8.                  Approve in advance all audit services to be provided by the outside auditing firm, including any written engagement letters related thereto. Establish policies and procedures for the engagement of the external auditing firm to provide permissible, non-audit services, which shall require pre-approval by the Audit Committee.

9.                  Review the audit plan of external auditors - discuss scope, staffing, locations, reliance upon management and internal audit, and general audit approach.

10.            Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to Audit Committee in accordance with AICPA SAS 61.

11.            Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Internal Audit Department and Legal Compliance

12.            Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal audit function, as needed.

13.            Review the appointment, performance and replacement of the principal internal auditor.

14.            Review significant reports prepared by the internal audit function, together with management’s response and follow-up to these reports.

15.            Review all reports concerning the Company’s compliance monitoring program and any significant fraud or regulatory noncompliance that occurs at the Company. This review should include consideration of the internal controls that should be strengthened to reduce the risk of a similar event in the future.

16.            On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies.

17.            Establish and oversee procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters; and (b) the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Other Audit Committee Responsibilities

18.            Annually prepare a report to shareholders as required by the SEC. The report shall be included in the Company’s annual proxy statement.

19.            Perform any other activities consistent with this Charter and the Company’s By-laws and governing law as the Committee or the Board deems necessary or appropriate.

20.            Maintain minutes of meetings and periodically report to the Board on significant results of the Committee’s meetings.

21.            Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a process to enforce this Code.

22.            Periodically perform self-assessment of Audit Committee performance.

23.            Review financial and accounting personnel succession planning within the Company.

24.            Annually review policies and procedures, as well as audit results, associated with expense accounts and perquisites of directors and officers. Review and pre-approve all “related party transactions” as defined under applicable NASDAQ rules.

IV.   OUTSIDE ADVISORS

The Audit Committee shall have the authority to obtain such outside counsel, auditors , experts and other advisors as it determines is appropriate to assist the Audit Committee in performing its functions. The Audit Committee shall have sole authority to approve related fees and retention terms and shall receive appropriate funding from the Company, as determined by the Audit Committee, for payment of fees to any such advisors.

☒	PLEASE MARK VOTES	REVOCABLE PROXY
AS IN THIS EXAMPLE		UNITY BANCORP, INC.
				For	-
				All	With	For All
				Nominess	hold	Except
ANNUAL MEETING OF SHAREHOLDERS		1.	The election of the nominees listed below	☐	☐	☐
APRIL 27, 2006			to serve on the Board of Directors of the
Company for the terms set forth in the

The undersigned hereby appoints James A. Hughes and Alan J. Bedner, and each of them, with full power of substitution, as proxies to vote all of the shares of the common stock of Unity Bancorp, Inc. (the “Company”) that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company, to be held at the Grand Colonial Restaurant, Route 173 West, Clinton, NJ, on Thursday, April 27, 2006 at 3:00 P.M., and at any adjournment thereof. The undersigned hereby revokes any and all prior proxies given with respect to such meeting.

Company’s proxy statement.

Frank Ali, Dr. Mark S. Brody and Charles S. Loring

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

				For	Against	Abstain
		2.	Approval of 2006 Stock Option Plan.	☐	☐	☐

		3.	In their discretion, such other business as may properly come before the meeting or any adjournment thereof.

			PLEASE CHECK BOX IF YOU PLAN TO ATTEND THE MEETING.		→	☐
This Proxy will be voted as specified hereon. If no choice is specified, the Proxy will be voted “FOR” the nominees listed above.

This Proxy is solicited by the Board of Directors of the Company.

Please be sure to sign and date this Proxy in the box below.	Date

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign in full corporate name and then an authorized officer should sign his name and print his name below his signature. If the shares are held in a joint name, all joint owners should sign.

Stockholder sign above	Co-holder (if any) sign above

------------------------------------------------------------------------------------------------------------------------------------------------------
▲Detach above card, sign, date and mail in postage paid envelope provided.▲
UNITY BANCORP, INC.

PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.